3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

Exhibit 5.1

June 27, 2011

Carpenter Technology Corporation

P.O. Box 14662

Reading, PA 19162

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Carpenter Technology Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of debt securities of the Company (the “Securities”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. The Securities will be issued pursuant to the Indenture (the “Indenture”), dated as of January 12, 1994, by and between the Company and U.S. Bank National Association as successor Trustee to Morgan Guaranty Trust Company of New York and U.S. Bank Trust National Association (the “Trustee”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

We have examined originals, or copies certified to our satisfaction of the Registration Statement, the exhibits to the Registration Statement, the Company’s Restated Certificate of Incorporation (the “Certificate”), the Company’s Bylaws (the “Bylaws”), and the Indenture, each as in effect on the date hereof, certain resolutions of the board of directors of the Company and such other documents, corporate records, and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America.

Carpenter Technology Corporation

For the purposes of the opinion set forth below, we have assumed that (1) the Indenture pursuant to which the Securities are to be issued, executed, delivered and sold has been duly authorized, executed and delivered by the Trustee, (2) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indenture and all applicable laws and regulations, (3) the Securities will be duly authenticated or delivered by the Trustee against payment by the purchaser at the agreed-upon consideration, and (4) the issuance of, and certain terms of, the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate, the Bylaws, the Indenture and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that upon the completion of all Authorizing Proceedings relating to the Securities, and upon the due execution and delivery of the Securities pursuant to an Indenture, the Securities will be duly authorized and, when delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. An additional legal opinion shall be issued and filed with the Commission upon the issuance of Securities in accordance with the terms of the Registration Statement.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP